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                                                                   EXHIBIT 10.11

                       SEVERANCE AND CONSULTING AGREEMENT

               THIS SEVERANCE AND CONSULTING AGREEMENT is made this 29th day of May, 1996, between DONALD J. WALKER ("Walker") and COMSHARE, INCORPORATED ("Comshare").


                                    RECITALS

               A.       Walker is currently employed by Comshare.

               B. Walker and Comshare desire to phase out Walker's employment and provide for consultation to Comshare by Walker.

               C. Comshare and Walker, without any admission of liability, desire to settle with finality, compromise, dispose of, and release all claims and demands asserted or which could be asserted arising out of the employment of Walker and the termination of his employment.

               In consideration of the stated recitals and of the promises and mutual covenants contained herein, it is hereby agreed between Walker and Comshare as follows:


                                   AGREEMENT

               1. Walker will continue to be employed as Senior Vice President at his present level of compensation and benefits with such duties as shall be assigned by the company's President until June 30, 1996. Walker will be eligible to receive his share of the senior executive incentive plan on the same basis as the other senior executives who participated in the plan for the 1995 and 1996 fiscal years and who remain employed on the day on which the 1996 payment is made. From and after April 7, 1996, Walker may take reasonable vacation time but shall not be entitled to accrue vacation time, and no payment in lieu of vacation shall be due with respect to any period of his employment.

               2. From June 30 through November 30, 1996, or until he becomes an employee of another entity, whichever occurs first, Walker will be considered an employee of Comshare with such job description and duties as the President shall assign. Walker will have an office and reasonable secretarial assistance until July 31, 1996. Comshare understands, however, that Walker's primary focus will be outplacement and not service to the company.





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               3.  Walker hereby irrevocably agrees that on November 30, 1996, or when he becomes an employee of another entity, whichever occurs first, he will voluntarily and irrevocably resign his employment with Comshare and execute the Release attached hereto as Exhibit A. In the event that Walker fails to comply with the provisions of this paragraph or later revokes the Release, all payments to him hereunder shall immediately cease, and he will return to Comshare all amounts paid hereunder from June 30, 1996 to that date.

               4. From December 1, 1996 through June 30, 1997, so long as he is receiving the payments described in paragraph 7, Walker will make himself reasonably available to provide as an independent consultant to Comshare strategic advice in the area of computer software sales and marketing in the retail industry. These consulting services will be provided at the request and direction of the President of Comshare, or such other officer as he may designate, for reasonable periods and upon reasonable notice. The requirements of this paragraph 4 shall cease immediately upon Walker's becoming employed substantially full time, either as an employee or an independent contractor, by another entity. Walker shall immediately inform Comshare of the identity of his new employer and of the effective date of his employment.

               5. Until July 1, 1997, Walker will not perform services anywhere in the world for a competitor of Comshare, whether such services are provided as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1 percent of the equity securities of any entity whose securities are listed or traded on any recognized public exchange), consultant, advisor, agent, or in any other capacity. As used in this Agreement, a competitor is defined as any entity engaged in the licensing or distribution of decision support software tools or applications whose product is at that time or is designed to be competitive with a Comshare product. If Walker is unsure whether a particular entity which he has under serious consideration would be construed by Comshare as a competitor, he may submit a written request to the President of Comshare for a determination. Comshare shall respond in writing within ten (10) days after receipt of the notice. If Comshare either states that the entity is not a competitor or does not respond within the prescribed time period, then Walker may accept employment with that entity without breach of this paragraph 5. If Walker does not become employed by the entity in question within three (3) months after receipt of Comshare's acceptance (or deemed acceptance), however, then Comshare's acceptance shall be automatically revoked and may be reinstated only if Walker





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submits a new request and the above procedure is repeated.  Walker agrees that the nature and the extent of the restrictions in this paragraph 5 are reasonable, are designed to eliminate competition which otherwise would be unfair to Comshare, do not stifle the inherent skill and experience of Walker, would not operate as a bar to Walker's sole means of support, and are required to protect the legitimate interests of Comshare. If the provisions of this paragraph are found by any court having jurisdiction to be unreasonably broad to any extent, then the restrictions shall nevertheless remain effective, but shall be deemed amended (solely for the purposes of jurisdiction of such court) as may be considered to be reasonably necessary by such court, and as so amended shall be enforced. In the event that Walker breaches this covenant not to compete, Comshare shall, in addition to any other remedy available in law or equity, be entitled to cease making any further payment under this Agreement.

               6. During the period from July 1, 1996 through November 30, 1996, Comshare will pay Walker each month (on the biweekly payroll schedule) the sum of $17,916.67 plus a $945.00 car allowance, less withholding, and will provide health, disability and accidental death insurance coverage equivalent to Walker's present coverage at the company's expense. No other employee benefits with respect to Walker's employment during this period shall accrue or be provided, including but not limited to vacation, life insurance (unless Walker makes the purchase election described in paragraph 9), company contributions to the profit sharing plan, travel and business expenses, and the like. Walker will, however, be eligible to receive payments that are made by the company to employees generally during this period that relate to his employment up to June 30, 1996, including the company's contribution to the profit sharing plan for fiscal year 1996.

               7. During the period from December 1, 1996 through June 30, 1997, Comshare will pay Walker each month the sum of $17,916.67 (subject to withholding if required in Comshare's reasonable judgment) and will provide health insurance coverage equivalent to Walker's present coverage at the company's expense. No other benefits shall accrue or be provided, including but not limited to vacation, disability or life insurance, company contributions to the profit sharing plan, travel and entertainment expenses, and the like. The payments in this paragraph 7 shall, however, cease immediately upon Walker's becoming employed substantially full time on or after January 1, 1997, either as an employee or an independent contractor, by another entity.





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               8.       Upon Walker's request, Comshare shall engage and pay
for the services of an outplacement firm to be chosen by Walker from the three outplacement firms currently used by the company, provided that the services are commenced no later than July 31, 1996 and are used continuously thereafter.

               9. Walker may elect, in writing before June 1, 1996, to purchase the universal life insurance policy now owned by Comshare, in the face amount of $977,000. If Walker does not make this written election, the Company shall have the right to transfer the policy to another beneficiary as of June 30, 1996. If he does make the election, Walker's designee will remain the beneficiary under the policy until December 10, 1996. The purchase price shall be the surrender value at the time of purchase, which is presently estimated to be $90,000. Payment in full must be made on or before December 10, 1996, which shall be the date of transfer. Execution of the Release attached as Exhibit A on November 30, 1996, without subsequent revocation, shall be a condition precedent of Comshare's obligation to sell and transfer the policy.

               10. Upon termination of his employment, Walker may purchase the laptop computer presently assigned to him, at book value.

               11. Except as specifically varied herein, upon termination of his employment, Walker shall be subject to and comply with and have the benefit of all of the company's customary policies and procedures with respect to a departing employee.

               12. Walker, individually and on behalf of his heirs, legal representatives, and assigns, does hereby release, remise, and forever discharge Comshare, its subsidiaries, successors, affiliates, shareholders, directors, officers, agents, and past and present employees (hereinafter "the Released Parties"), of and from all actions, causes of action, charges, claims, demands, damages (including compensatory, exemplary, statutory, and punitive damages), sums of money, expenses, costs, suits, debts, contracts, agreements, arrangements, promises, obligations, torts, injuries and losses, rights to recovery, and any and all other liability or relief of any nature whatsoever, whether known or unknown, foreseen or unforeseen, resulting or to result, whether in law or in equity, or that Walker, individually or in any representative capacity, ever had, now has, or hereafter can, shall or may have by reason of or arising out of any matter, fact, cause or event occurring on or prior to the date hereof, including specifically, but not limited to, any and all claims,





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injuries, damages, or other relief for libel, slander, breach of contract, wrongful discharge, emotional distress, any claims or demands under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Elliott-Larsen Civil Rights Act, the Michigan Handicappers' Civil Rights Act, and/or of the Employee Retirement Income Security Act, any and all claims under any other federal, state or local laws, regulations, executive orders, rules or ordinances, as well as any and all other claims arising out of or in any way relating to Walker's employment with or his termination of employment from Comshare. Walker understands that this Release does not constitute an admission of liability by the Released Parties.

               13. Walker and Comshare declare and represent that they fully understand the terms of this Agreement and that no promise, inducement or agreement has been made except as expressly provided herein, and that this Agreement contains the entire agreement between the parties, and the terms of this Agreement are contractual and not a mere recital.

               14. Walker further agrees that he has been represented by an attorney and has read this Agreement carefully and understands all of its terms.

               15. Walker understands and agrees that he has been given twenty-one (21) calendar days within which to consider this Agreement.

               16. Walker understands and agrees that he may revoke this Agreement for a period of seven (7) calendar days following its execution. The Agreement is not effective until this revocation period has expired. Walker understands that any revocation, to be effective, must be in writing and either
(a) postmarked within seven (7) days of the execution of this Agreement and addressed to T. Wallace Wrathall at Comshare, Inc., 555 Briarwood Circle, Ann Arbor, Michigan 48108, or (b) hand delivered within seven (7) days of execution of this Agreement to T. Wallace Wrathall. Walker understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

               17. In agreeing to sign this Agreement, Walker is doing so completely voluntarily and agrees that he has not relied upon any oral statements or explanations made by Comshare or its representatives.





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               18.      This Agreement and each and every term and provision
hereof, shall be construed in accordance with the laws of the State of Michigan. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.




/s/ Donald J. Walker             /s/ Raynold A. Schmick
- ----------------------           ----------------------------
DONALD J. WALKER                     Witness


May 29, 1996
- ----------------------
Date

COMSHARE INCORPORATED:


/s/ T. Wallace Wrathall         /s/ Janet L. Neary
- ----------------------           ----------------------------
By: T. Wallace Wrathall             Witness
    President and CEO

May 29, 1996
- ----------------------
Date





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                                   EXHIBIT A

                                    RELEASE



               DONALD J. WALKER ("Walker"), for valuable consideration from COMSHARE, INCORPORATED ("Comshare"), agrees as follows:

               1. Walker, individually and on behalf of his heirs, legal representatives, and assigns, does hereby release, remise, and forever discharge Comshare, its subsidiaries, successors, affiliates, shareholders, directors, officers, agents, and past and present employees (hereinafter "the Released Parties"), of and from all actions, causes of action, charges, claims, demands, damages (including compensatory, exemplary, statutory, and punitive damages), sums of money, expenses, costs, suits, debts, contracts, agreements, arrangements, promises, obligations, torts, injuries and losses, rights to recovery, and any and all other liability or relief of any nature whatsoever, whether known or unknown, foreseen or unforeseen, resulting or to result, whether in law or in equity, or that Walker, individually or in any representative capacity, ever had, now has, or hereafter can, shall or may have by reason of or arising out of any matter, fact, cause or event occurring on or prior to the date hereof, including specifically, but not limited to, any and all claims, injuries, damages, or other relief for libel, slander, breach of contract, wrongful discharge, emotional distress, any claims or demands under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Elliott-Larsen Civil Rights Act, the Michigan Handicappers' Civil Rights Act, and/or of the Employee Retirement Income Security Act, any and all claims under any other federal, state or local laws, regulations, executive orders, rules or ordinances, as well as any and all other claims arising out of or in any way relating to Walker's employment with or his termination of employment from Comshare. Walker understands that this Release does not constitute an admission of liability by the Released Parties.

               2. Walker agrees that he has been represented by an attorney and has read this Agreement carefully and understands all of its terms. Walker further understands and agrees that he has been given twenty-one
(21) calendar days within which to consider this Agreement.





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               3.       Walker understands and agrees that he may revoke this
Release for a period of seven (7) calendar days following its execution. The Release is not effective until this revocation period has expired. Walker understands that any revocation, to be effective, must be in writing and either
(a) postmarked within seven (7) days of the execution of this Agreement and addressed to T. Wallace Wrathall at Comshare, Inc., 555 Briarwood Circle, Ann Arbor, Michigan 48108, or (b) hand delivered within seven (7) days of execution of this Agreement to T. Wallace Wrathall. Walker understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.




- -----------------------------   ------------------------------
DONALD J. WALKER                     Witness

- -----------------------------
Date





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